UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2021

ELLIOTT OPPORTUNITY II CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40549	98-1581385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phillips Point, East Tower 777 S. Flagler Drive, Suite 1000 West Palm Beach, FL		33401
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 974-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	EOCW	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	EOCW WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant to acquire one Class A ordinary share	EOCW.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2021, Elliott Opportunity II Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 60,950,000 units (the “Units”), including 7,950,000 Units sold pursuant to the full exercise of the underwriter’s over–allotment option. Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-fourth of one warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $609,500,000. Further, in connection with the IPO, the Company entered into the following agreements previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-253328) for the IPO, initially filed with the U.S. Securities and Exchange Commission on February 19, 2021, as amended (the “Registration Statement”):

•

an Underwriting Agreement, dated June 28, 2021, by and among the Company, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and UBS Securities LLC, as representatives of the underwriters named therein;

•	a Warrant Agreement, dated June 28, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”);

•	an Investment Management Trust Agreement, dated June 28, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee;

•	a Registration and Shareholder Rights Agreement, dated June 28, 2021, by and among the Company, the Sponsor, and certain security holders of the Company;

•	a Private Placement Warrants Purchase Agreement, dated June 28, 2021, between the Company and Elliott Opportunity II Sponsor L.P. (the “Sponsor”) (the “Private Placement Warrants Purchase Agreement”);

•	an Administrative Services Agreement, dated June 28, 2021, by and between the Company and the Sponsor;

•	a Letter Agreement, dated June 28, 2021, by and among the Company, the Sponsor and each of the officers and directors of the Company; and

•	Indemnity Agreements by and between the Company and each of the directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, and 10.5, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, pursuant to the Private Placement Warrants Purchase Agreement, the Company completed the private sale of an aggregate of 10,793,333 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, generating total proceeds of $16,190,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or their respective permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or their respective permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2021, in connection with the IPO, Michael Capellas, Moira Kilcoyne, Charles Phillips, Val Rahmani, and Graham Smith (the “Directors”) were appointed to the board of directors of the Company (the “Board”). The Directors are independent directors. Effective June 28, 2021, the Directors were appointed to the Board’s Audit Committee, with Graham Smith serving as chair of the Audit Committee. Effective June 28, 2021, the Directors were appointed to the Board’s Compensation Committee, with Moira Kilcoyne serving as chair of the Compensation Committee. Effective June 28, 2021, the Directors were appointed to the Board’s Nominating and Corporate Governance Committee, with Val Rahmani serving as chair of the Nominating and Corporate Governance Committee. Effective June 28, 2021, Michael Capellas, Jesse Cohn, Charles Phillips, and Gordon Singer were appointed to the Board’s Operating Committee, with Michael Capellas and Charles Phillips each serving as co-chair of the Operating Committee.

Following the appointment of the Directors, the Board is comprised of the following three classes: the term of office of the first class of directors, Class I, consists of Moira Kilcoyne and Val Rahmani and will expire at the Company’s first annual meeting of stockholders; the term of office of the second class of directors, Class II, consists of Michael Capellas and Graham Smith and will expire at the Company’s second annual meeting of stockholders; and the term of office of the third class of directors, Class III, consists of Jesse Cohn, Charles Phillips, and Gordon Singer and will expire at the Company’s third annual meeting of stockholders.

On June 28, 2021, in connection with their appointments to the Board, each Director entered into the Letter Agreement as well as an indemnity agreement with the Company, in each case copies of which are attached as Exhibit 10.5 hereto and Exhibit 10.4 to the Registration Statement, respectively.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, copies of which are attached as Exhibit 10.5 hereto and Exhibit 10.4 to the Registration Statement, respectively, and are incorporated herein by reference.

Item 5.03. Amendments to Memorandum and Articles of Association.

On June 28, 2021 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Events.

A total of $609,500,000, comprised of $597,310,000 of the net proceeds from the IPO, including $21,332,500 of the underwriters’ deferred discount, and $12,190,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of all of the Company’s public shares if it is unable to complete its business combination within 24 months from the closing of the IPO, subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete an initial business combination within 24 months from the closing of the IPO or (B) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity.

On June 28, 2021, the Company issued a press release, substantially in the form attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the upsized IPO. On July 1, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the upsized IPO, including the full exercise of the over-allotment option.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement by and among the Company, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and UBS Securities LLC, as representatives of the underwriters named therein.

3.1	Amended and Restated Memorandum and Articles of Association.

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

10.1	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company.

10.2	Registration and Shareholder Rights Agreement among the Company, the Sponsor and the security holders signatory thereto.

10.3	Private Placement Warrants Purchase Agreement between the Company and the Sponsor.

10.4	Administrative Services Agreement between the Company and the Sponsor.

10.5	Letter Agreement between the Company, the Sponsor and each director and officer of the Company.

10.6	Indemnity Agreement, dated June 28, 2021, between the Company and Michael Capellas

10.7	Indemnity Agreement, dated June 28, 2021, between the Company and Moira Kilcoyne

10.8	Indemnity Agreement, dated June 28, 2021, between the Company and Charles Phillips

10.9	Indemnity Agreement, dated June 28, 2021, between the Company and Val Rahmani

10.10	Indemnity Agreement, dated June 28, 2021, between the Company and Graham Smith

99.1	Press Release, dated June 28, 2021.

99.2	Press Release, dated July 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021

ELLIOTT OPPORTUNITY II CORP.

By:	/s/ Isaac Kim
Isaac Kim
Chief Executive Officer